Exhibit 10.5
                                 PROMISSORY NOTE


$5,000,000        April 1, 2000
New York, New York

     FOR VALUE RECEIVED, Nelson Peltz and Peter W. May, c/o Triarc Companies, Inc., 280 Park Avenue, New York, NY 10017 (the "Makers"), jointly and severally promise to pay to Triarc Companies, Inc., a Delaware corporation (the "Payee"), the principal sum of Five Million Dollars ($5,000,000), with interest thereon from time to time as provided herein on the unpaid balance hereof until paid or until default, both principal and interest payable in lawful money of the United States of America, at the office of the Payee, or at such other place as the Payee may designate in writing. The obligations evidenced hereunder are with full recourse to the Makers.

    Payment Schedule. The principal and interest shall be due and payable as follows:

    (a) The principal shall be payable in three equal installments as follows:

        (i)  one-third of the principal amount shall be paid on March 31, 2001;

        (ii) one-third of the principal amount shall be paid on March 31, 2002; and

        (iii) one-third of the principal amount shall be paid on March 31, 2003.

    (b) Interest shall be payable annually, in arrears, on March 31 of each year (each an "Interest Payment Date") or, if such date shall not be a business day, on the next succeeding business day, commencing on the first Interest Payment Date following the Effective Date. The Effective Date shall be the day after the parties to Consolidated Civil Action
        No. 15746-NC in Re Triarc Companies, Inc. jointly move the Delaware Court of Chancery for the entry of the Order and Final Judgment (the "Final Judgment") and the Final Judgment becomes final. For purposes of this Promissory Note, the Final Judgment shall be deemed to become final upon the latest to occur of (a) the passage of thirty (30) days after entry of the Final Judgment without any notice of appeal having been filed; or (b) if there is an appeal of the Final Judgment, the date on which any subsequent affirmation thereof is no longer subject to further appellate review.

        Prepayments.

   (a) The principal balance of this Note may be prepaid in full or in part, together with accrued and unpaid interest thereon, at any time without penalty or premium.

   (b) The principal balance of this Note must be prepaid in full, together with accrued and unpaid interest thereon, 30 days after the occurrence of a "change of control" of the Payee (as defined in the Payee's 98 Equity Participation plan).

        Interest Rate. The Makers promise to pay interest on the unpaid principal amount of this Note at an initial rate of 6% per annum, such interest rate to be adjusted on each Interest Payment Date, upward or downward, with respect to the succeeding year, based upon the changes, if any, between one-month LIBOR on March 30, 2000 (on such date one-month LIBOR was 6.1325%) and on the Interest Payment Date (the "Interest Rate").

        Default. In the event (each, an "Event of Default") (a) of a default in the repayment of principal as the same becomes due which is not cured within 20 business days from the due date or (b) a default in payment of any interest payable hereunder for two consecutive Interest Payment Dates, then in any such event the Payee may, without further notice, declare the unpaid principal balance hereof, together with all interest accrued and unpaid thereon, immediately due and payable. Failure to exercise such option shall not constitute a waiver of the right to exercise the same at any other time.

        GOVERNING LAW. THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.


        IN WITNESS WHEREOF, each Maker has hereunto set his hand and executed this Note as of the date first above written.

                                      Makers:

                                      /s/ NELSON PELTZ
                                      ------------------------------------
                                      Nelson Peltz


                                      /s/ PETER W. MAY
                                      ------------------------------------
                                      Peter W. May